CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (No. 333-272291) (the “Registration Statement”) of our report dated February 24, 2026 relating to the statutory basis financial statements and financial statement schedules of The Guardian Insurance & Annuity Company, Inc. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 10, 2026